Exhibit 10.2

FORM OF

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of [●], 2024, is entered into by and between Notes Live, Inc., a Colorado corporation (the “Company”), Fresh Vine Wine, Inc., a Nevada corporation (“Parent”), and the undersigned shareholder of Parent (“Shareholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

A. Parent, FVW Merger Sub, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) all outstanding Company Common Shares will be cancelled and converted into the right to receive the Merger Consideration described in the Merger Agreement.

B. As a condition precedent to its execution of the Merger Agreement, the Company requires that Shareholder enter into this Agreement.

The parties hereto hereby agree as follows:

Article I
VOTING AGREEMENT

Section 1.01. Agreement to Vote the Subject Securities.

(a) Shareholder hereby irrevocably and unconditionally agrees that, until the termination of this Agreement, at any meeting of the shareholders of Parent, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of Parent, Shareholder shall be present (in person or by proxy, including for the purpose of determining a quorum) and vote (or cause to be voted) or deliver (or cause to be delivered) a written consent with respect to, all of the Voting Securities (as defined below):

(i) in favor of any proposal to adopt and approve or reapprove the Merger Agreement and the Contemplated Transactions, including any proposal to adopt and/or approve (A) the Merger Agreement and the Contemplated Transactions, (B) the issuance of the Merger Consideration to the Holders of Company Common Shares and the change of control of Parent resulting from the Merger pursuant to the NYSE American rules; (C) any amendment to Parent’s articles of incorporation to change Parent’s corporate name, to effect the Reverse Split or to make any other amendment required or contemplated by the Merger Agreement; (D) upon conversion or exchange of Parent’s Series A Convertible Preferred Stock, the issuance of shares of Fresh Vine Common Stock in excess of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations provided for in Parent’s Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, (E) any liquidation, spinning-out, distribution, or other disposition of the Fresh Vine Legacy Assets or discontinuance of the Fresh Vine Legacy Business; and (F) any other proposal recommended by Parent’s board of directors in connection with the Contemplated Transactions;

(ii) against any action or proposal that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub contained in the Merger Agreement, or of Shareholder contained in this Agreement or (B) any delay in any of the conditions set forth in Sections 7 or 9 of the Merger Agreement being satisfied;

(iii) in favor of all proposals set forth in any proxy statement or information statement disseminated by Parent relating to the Merger and the other Contemplated Transactions (including any proxy supplements thereto, the “Proxy Statements”);

(iv) for any proposal to adjourn or postpone the applicable Parent special meeting to a later date if there are not sufficient votes for approval of the Merger and Merger Agreement and any other proposals related thereto on the dates on which such meetings are held; and

(v) against any Acquisition Proposal, any other action, proposal, transaction, or agreement involving Parent that is intended, or would reasonably be expected, to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement, and any change in any manner to the voting rights of any Subject Securities (including any amendments to Parent’s Organizational Documents).

(b) Shareholder hereby appoints the Company and any designee of the Company, and each of them individually, until the termination of this Agreement (at which time this proxy shall automatically be revoked), as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Securities in accordance with Section 1.01(a). This proxy and power of attorney is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Shareholder with respect to the Voting Securities. The power of attorney granted by Shareholder is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Shareholder shall retain at all times the right to vote the Voting Securities in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this ARTICLE I. Shareholder agrees that the obligations specified in this ARTICLE I shall not be affected by any Fresh Vine Board Adverse Recommendation Change, except to the extent the Merger Agreement is terminated as a result thereof.

(d) Shareholder has entered into this Agreement solely in Shareholder’s capacity as the record and Beneficial Owner of the Subject Securities (and not in any other capacity, including any capacity as a director or officer of Parent). Nothing in this Agreement: (i) will in any way limit or affect any actions or omissions taken by a director or officer of Parent (including any director or officer who is an Affiliate of Shareholder) in the taking of any actions (or failure to act) solely in his or her capacity as a director or officer of Parent, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict a director or officer of Parent (including any director or officer who is an Affiliate of Shareholder) from exercising his or her fiduciary duties as a director or officer to Parent, or its shareholders.

(e) Shareholder shall not take any action with respect to the conversion of any of the Subject Securities that may (i) reduce the amount of Voting Securities of Shareholder (unless any transferee or recipient of any Voting Securities as a condition of the actual receipt of such securities shall have executed and delivered a Voting and Support Agreement with terms and in a form substantially identical to this Agreement with respect to the Voting Securities so transferred or otherwise becomes a party to or bound by this Agreement) or (ii) adversely affect or otherwise impair such Shareholder’s ability to perform its obligations under this Agreement.

(f) For purposes of this Agreement, (i) “Subject Securities” means, collectively, the Equity Interests in Parent listed on Exhibit A, which sets forth all of the Equity Interests in Parent that are “Beneficially Owned” (as determined in accordance with Rule 13d-3 under the Exchange Act) by Shareholder as of the date hereof, and any other Equity Interests in Parent that hereafter are issued to Shareholder or of which Shareholder otherwise directly or indirectly acquires Beneficial Ownership (including upon the conversion of any of the securities set forth on Exhibit A attached hereto) prior to the termination of this Agreement; and (ii) “Voting Securities” means, collectively, those Subject Securities that are eligible to vote on the applicable matters described in Section 1.01(a).

Article II
COVENANTS OF SHAREHOLDER REGARDING THE SUBJECT SECURITIES

Section 2.01. No Transfer; No Inconsistent Arrangements.

(a) Except as expressly provided hereunder, pursuant to the Merger Agreement or with the Company’s prior written consent, which may be withheld in the Company’s sole and absolute discretion, no Shareholder shall, directly or indirectly:

(i) permit to exist any Encumbrance of any nature whatsoever with respect to any Subject Securities;

(ii) transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose of (each, a “Transfer”) or enter into any option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement or transfer of any economic interest) with respect to, any Subject Securities (unless any transferee or recipient who receives Voting Securities as a result of such transaction shall have executed and delivered a Voting and Support Agreement with terms and in a form substantially identical to this Agreement with respect to such Voting Securities or otherwise becomes a party to or bound by this Agreement), or any right, title or interest therein (including any right or power to vote) or agree to do or consent to any of the foregoing;

(iii) enter into (or caused to be entered into) any Contract with respect to any Transfer of any of the Subject Securities unless any Transfer will comply with the conditions set forth in subsection (ii) above;

(iv) grant or permit the grant of any Person under Shareholders’ control, of any proxy, power-of-attorney, voting trust, or other authorization, arrangement or consent with respect to the voting of any of the Subject Securities (other than set forth in this Agreement);

(v) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or similar arrangement with respect to any of the Subject Securities (other than set forth in this Agreement);

(vi) seek to influence any Person with respect to the voting of, any Fresh Vine Common Stock in connection with the Merger or any other transaction, other than to recommend that shareholders of Parent vote in favor of approval of the Merger and adoption of the Merger Agreement; or

(vii) take or permit any other action that would be expected to adversely affect such Shareholder’s ability to perform its obligations hereunder.

(b) If any involuntary Transfer of any of the Subject Securities shall occur (including in any bankruptcy or a sale to a purchaser at any creditor’s or court sale), the transferee (including any subsequent transferees) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until this Agreement is terminated in accordance with Section 5.02.

Section 2.02. No Dissenters’ Rights; No Participation in Legal Actions.

(a) No Dissenters’ Rights. To the extent Shareholder has a right to demand appraisal of any of the Subject Securities or a right to dissent from the transactions contemplated by the Merger Agreement (collectively, “Dissenters’ Rights”), such Shareholder hereby fully and irrevocably, to the fullest extent permitted by applicable Law (i) waives and agrees not to exercise any such Dissenters’ Rights (including, under the Nevada Revised Statutes, as amended) and (ii) agrees not to participate in or voluntarily aid in any way any action to seek Dissenters’ Rights.

(b) No Participation in Legal Actions. Shareholder agrees not to directly or indirectly participate in, commence or join, whether on such Shareholder’s own behalf or derivatively on behalf of Parent, in any legal action (including any class action), with respect to any claim against Parent, Merger Sub, the Company or any of the Company’s Subsidiaries or any of the successors, Affiliates or Representatives of any of the foregoing, (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary or other duty by any Person or violation of any Law in connection with the Merger Agreement or the transactions contemplated thereby.

Section 2.03. Adjustments.

In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of Parent that affects the Subject Securities, the terms of this Agreement shall apply to all additional or resulting securities such that such additional and resulting securities shall constitute Subject Securities and, to the extent that such additional or resulting securities are in respect of Voting Securities, also shall constitute Voting Securities.

Section 2.04. Stop Transfers.

Shareholder shall not request, until this Agreement is terminated in accordance with Section 5.02, that Parent (or its transfer agent) register the Transfer (book-entry or otherwise) of any Subject Securities without the prior written consent of the Company (unless any transferee or recipient who receives Subject Securities as a result of a Transfer shall have executed and delivered a Voting and Support Agreement with terms and in a form substantially identical to this Agreement with respect to such Subject Securities or otherwise becomes a party to or bound by this Agreement). At all times commencing with the execution and delivery of this Agreement and continuing until the termination of this Agreement, in furtherance of this Agreement, Shareholder hereby authorizes Parent or its counsel to implement a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of the Subject Securities), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Parent following the termination of this Agreement.

Article III
ADDITIONAL COVENANTS

Section 3.01. Documentation and Information.

(a) Except as required by applicable Law, Shareholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Company (which consent may be withheld in the Company’s sole and absolute discretion); provided that Shareholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC to the extent required by applicable Law. Shareholder hereby consents to the disclosure in the Proxy Statement and if required by applicable Law or the SEC or any other securities authorities, any other documents or communications provided by Parent, Merger Sub, the Company or Shareholder to any Governmental Authority or to securityholders of the Company or Parent, of such Shareholder’s identity and Beneficial Ownership of Subject Securities and the nature of such Shareholder’s commitments under this Agreement and a copy of this Agreement.

(b) Shareholder agrees to promptly give Parent, the Company and the Surviving Corporation any information that is in its control or possession that Parent, the Company or the Surviving Corporation may reasonably request for the preparation of any such disclosure documents and promptly notify Parent, the Company and the Surviving Corporation of any required corrections or updates with respect to any written information supplied by it, if such Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 3.02. No Solicitation.

Shareholder shall not, and shall cause Shareholder’s respective directors, officers and Representatives not to, directly or indirectly:

(a) solicit, seek, initiate, encourage or facilitate the submission by any Person(s) to Parent of any Acquisition Proposal or any inquiries or proposals that would reasonably be expected to lead to any Acquisition Proposal;

(b) initiate or participate in any discussions and negotiations with any Person(s) regarding any Acquisition Proposal or any inquiries or proposals that would reasonably be expected to lead to any Acquisition Proposal;

(c) furnish to any Person(s) information in connection with any Acquisition Proposal or any inquiries or proposals that would reasonably be expected to lead to an Acquisition Proposal;

(d) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to an Acquisition Proposal;

(e) solicit proxies with respect to an Acquisition Proposal;

(f) initiate a Parent shareholders’ vote or action by written consent of Parent’s shareholders with respect to an Acquisition Proposal;

(g) approve, recommend, declare advisable or enter into a Parent Acquisition Transaction (other than the Merger in accordance with the terms of the Merger Agreement);

(h) otherwise cooperate with, assist, participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal;

(i) encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; or

(j) agree to or propose publicly to do any of the foregoing.

Section 3.03. Ongoing Discussions and Negotiations.

Shareholder shall, and shall cause each of its Affiliates and their respective Representatives to (a) immediately cease and cause to be terminated all existing discussions and negotiations with any Person or such Person’s Representatives (other than the Company or any of its Representatives) regarding any Acquisition Proposal and (b) terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party that would prohibit Shareholder from entering into the Agreement or performing Shareholder’s obligations hereunder.

Section 3.04. Further Assurances.

(a) Each of the parties hereto shall execute and deliver any additional proxies, certificates, instruments and other documents, and take any additional actions, as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b) Shareholder agrees, while this Agreement is in effect, to notify the Company promptly in writing of the number and description of any Subject Securities acquired by such Shareholder after the date hereof that are not set forth on Exhibit A hereto.

Section 3.05. Conversion of Convertible Preferred Stock. The provisions set forth in this Section 3.05 apply to Stockholder only if the Subject Securities beneficially owned by Shareholder (either on the date of this Agreement or in the future) include share of Fresh Vine Series A Convertible Preferred Stock.

(a) Unless and except to the extent previously converted, effective as of the business day immediately prior to the record date of the Fresh Vine Shareholder Meeting, Shareholder hereby irrevocably converts a number of shares of Fresh Vine Series A Convertible Preferred Stock held by Shareholder and registered in Shareholder’s name equal to the number of such shares that will be convertible into the maximum number of Conversion Shares that does not exceed the either the Exchange Shares Cap or the Individual Holder Share Cap. For such purpose, “Conversion Shares,” the “Exchange Share Cap” and the “Individual Holder Share Cap” shall have the meanings ascribed to them in Parent’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”).

(b) Unless and except to the extent previously converted, and subject effective as of second business day prior to the scheduled Closing Date, Shareholder hereby irrevocably converts all of the remaining shares of Fresh Vine Series A Convertible Preferred Stock into shares of Fresh Vine Common Stock; provided that such conversion is conditioned upon Parent having obtained stockholder approval for the issuance of shares of Fresh Vine Common Stock in excess of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations provided for in the Series A Certificate of Designation as required by the NYSE American LLC Company Guide (and provided that such approval is in accordance with NYSE Company Guide Section 713 (or its successor)).,

(c) The conversions contemplated by Sections 3.05(a) and (b) shall be automatic and shall not require any further action on the part of Shareholder. Shareholder hereby irrevocably appoints the Chief Financial Officer or Secretary of Parent as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to cause such conversions, and the issuances of Fresh Vine Common Stock upon such conversions, to be reflected on the stock registry of Parent’s transfer agent. This power of attorney is given to secure the performance of the duties of Shareholder under this Section 3.05. Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Section 3.05. The power of attorney granted by Shareholder is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Shareholder. The power of attorney granted hereunder shall terminate upon the termination of this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to the Company as follows:

Section 4.01. Organization, Authority; Execution and Delivery; Enforceability.

(a) If Shareholder is a natural person, (i) Shareholder is of legal age to execute this Agreement and is legally competent to do so, and (ii) the Shareholder’s spouse has executed the form of Spousal Consent attached as Exhibit B, or no consent of Shareholder’s spouse is necessary under any “community property” or other Laws in order for Shareholder to enter into and perform its obligations under this Agreement.

(b) If Shareholder is not a natural person:

(i) Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(ii) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement by Shareholder have been duly authorized by all necessary action on the part of Shareholder and its board of directors or applicable governing body; and

(iii) no other proceedings on the part of Shareholder (or Shareholder’s board of directors or applicable governing body) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement.

(c) If Shareholder is not a natural person, Shareholder has all requisite corporate, limited liability company, limited partnership or other applicable entity power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement.

(d) This Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 4.02. Non-Contravention.

(a) The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Encumbrances in or upon any of the properties or assets of Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under:

(i) if Shareholder is not a natural person, any provision of the Organizational Documents of Shareholder;

(ii) any Contract to or by which Shareholder is a party or bound or to or by which any of the properties or assets of Shareholder (including the Subject Securities) is bound or subject; or

(iii) subject to the governmental filings and other matters referred to in Section 4.02(b), any applicable Law.

(b) No Consent or approval of, or filing with, any Governmental Authority or other Person is required by or with respect to Shareholder in connection with this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 4.03. Ownership of Subject Securities; Total Shares.

Such Shareholder is the Beneficial Owner of all of the Subject Securities and has good and marketable title to all of the Subject Securities free and clear of any Encumbrances (other than those created by this Agreement). The Subject Securities constitute all of the Equity Interests in Parent Beneficially Owned by such Shareholder as of the date hereof.

Section 4.04. Voting and Dispositive Power.

Shareholder has full voting and dispositive power, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to the Subject Securities. None of the Subject Securities are subject to any shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting or disposing of the Subject Securities, except as provided hereunder.

Section 4.05. Reliance.

Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 4.06. Absence of Litigation.

As of the date hereof, there is no legal action pending against, or, to the knowledge of Shareholder, threatened in writing against such Shareholder or any of such Shareholder’s properties or assets (including any of the Subject Securities) before or by any Governmental Authority that could reasonably be expected to prevent or materially impair Shareholder’s ability to perform its obligations hereunder.

Section 4.07. Brokers.

No broker, finder, financial advisor, investment banker or other Person is entitled to any fee or commission from Parent in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of Shareholder.

Article V
MISCELLANEOUS

Section 5.01. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with Section 11.7 of the Merger Agreement; however, in the case of any notice or communication to Shareholder such notice or communication must be sent to the address set forth on such Shareholder’s signature page to this Agreement or to such other address as any party to this Agreement shall specify in writing delivered to the other parties hereto.

Section 5.02. Termination.

Subject to Section 5.03, this Agreement shall terminate automatically without any notice or other action by any Person, upon the first to occur of:

(a) the valid termination of the Merger Agreement in accordance with its terms;

(b) the Effective Time; or

(c) the mutual written consent of the Company and Shareholder.

Section 5.03. Survival.

The provisions of Section 1.01(d), Section 2.02, ARTICLE IV and ARTICLE V shall survive any termination of this Agreement, and the termination of this Agreement shall not relieve any party from seeking any remedies (at law or in equity) against another party or relieve such party from liability for such party’s breach of any terms of this Agreement.

Section 5.04. Amendments and Waivers.

Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.05. Expenses.

All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.06. Successors and Assigns; No Third-Party Beneficiaries.

The terms and provisions in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 5.07. Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 2.01; provided, however, that the Company may assign its rights, interests and obligations hereunder to a Subsidiary or Affiliate of the Company without the prior written consent of the other parties hereto.

Section 5.08. Governing Law.

This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Nevada (without reference to its choice of Law rules).

Section 5.09. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10. Counterparts.

This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 5.11. Entire Agreement.

This Agreement and the Merger Agreement contain all of the terms with respect to the subject matter of this Agreement and the Merger Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 5.12. Severability.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable Law.

Section 5.13. Specific Performance.

The parties hereto agree that irreparable damage would occur to the Company if any provision of this Agreement were not performed in accordance with its terms, and, that the Company shall be entitled to seek an injunction to prevent any breach of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which the Company is entitled at law or in equity. In any proceeding for specific performance, Shareholder agrees that it will not seek, and hereby waives, any requirement for the securing or posting of any bond.

Section 5.14. Construction.

The parties hereto acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 5.15. Interpretation.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement

(b) Unless the context requires otherwise:

(i) any reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified;

(ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; and

(iii) all references herein to ARTICLES, Sections and Exhibits shall unless otherwise specifically stated be construed to refer to ARTICLES, Sections and Exhibits of this Agreement.

Section 5.16. No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Shareholder and the Company shall have no authority to exercise any power or authority with respect to the voting of any of the Subject Securities, except as otherwise provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:

NOTES LIVE, INC.

By:
Name:
Title:

PARENT:

FRESH VINE WINE, INC.

By:
Name:
Title:

[Company Signature Page to the Voting and Support Agreement]

SHAREHOLDER (Individual):

Signature:

Shareholder Name (please print):

Address:

SHAREHOLDER (Entity):

Shareholder Name (please print):

Signature:
Name:
Title:

Address:

[Shareholder Signature Page to the Voting and Support Agreement]

EXHIBIT A

SUBJECT SECURITIES

Subject Securities as of the date of this Agreement:

Shares of outstanding Fresh Vine Common Stock:

List any derivative securities for which Shareholder is the Beneficial Owner as of the date of this Agreement:

EXHIBIT B

FORM OF SPOUSAL CONSENT

[SEE ATTACHED]

SPOUSAL CONSENT

I, the undersigned, being the spouse of __________________________ (“My Spouse”), a shareholder of Fresh Vine Wine, Inc., a Nevada corporation, hereby acknowledge that I have read and hereby approve that certain Voting and Support Agreement dated as of January __, 2024 (the “Voting Agreement”) in favor of Notes Live, Inc., a Colorado corporation. I hereby agree to be irrevocably bound by the Voting Agreement and that any community property interest that I may have in the Subject Securities shall be similarly bound by the Voting Agreement. I hereby appoint My Spouse as my attorney-in-fact with respect to the exercise of any rights or the performance of any obligations under the Voting Agreement.

Date: [●], 2024

Signature:
Name (Printed):